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                                                                    EXHIBIT 10.1




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                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


                                      among


                                 PROXICOM, INC.,

                       GENERAL ATLANTIC PARTNERS 34, L.P.

                                       and

                         GAP COINVESTMENT PARTNERS, L.P.


                          -----------------------------

                             Dated: August 30, 1996

                          -----------------------------




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                                TABLE OF CONTENTS



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ARTICLE 1

         DEFINITIONS ............................................................ 1
         1.1         Definitions................................................. 1
         1.2         Accounting Terms; Financial Statements...................... 7

ARTICLE 2

         PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS......................  8
         2.1         Purchase and Sale of Preferred Stock ......................  8
         2.2         Purchase and Sale of Warrants..............................  8
         2.3         Certificate of Designations................................  8
         2.4         Use of Proceeds............................................  8
         2.5         Closing ...................................................  8

ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................  9
         3.1         Corporate Existence and Power..............................  9
         3.2         Authorization; No Contravention............................  9
         3.3         Governmental Authorization; Third Party Consents ..........  9
         3.4         Binding Effect ............................................ 10
         3.5         Litigation ................................................ 10
         3.6         Compliance with Laws ...................................... 10
         3.7         Capitalization ............................................ 11
         3.8         No Default or Breach; Contractual Obligations.............. 12
         3.9         Title to Properties........................................ 12
         3.10        FIRPTA .................................................... 12
         3.11        Financial Statements ...................................... 12
         3.12        Taxes...................................................... 13
         3.13        No Material Adverse Change; Ordinary Course of Business.... 13
         3.14        Investment Company ........................................ 14
         3.15        Subsidiaries .............................................. 14
         3.16        Private Offering .......................................... 14
         3.17        Labor Relations............................................ 14
         3.18        Employee Benefit Plans .................................... 14
         3.19        Title to Assets............................................ 15
         3.20        Liabilities................................................ 15
         3.21        Intellectual Property...................................... 15
         3.22        Potential Conflicts of Interest ........................... 17
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         3.23        Trade Relations............................................ 17
         3.24        Outstanding Borrowing...................................... 17
         3.25        Insurance.................................................. 17
         3.26        Environmental Matters...................................... 18
         3.27        Broker's, Finder's or Similar Fees......................... 18
         3.28        Disclosure................................................. 18

ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASES........................ 19
         4.1         Existence and Power........................................ 19
         4.2         Authorization; No Contravention............................ 19
         4.3         Governmental Authorization; Third Party Consents .......... 19
         4.4         Binding Effect ............................................ 19
         4.5         Purchase for Own Account .................................. 20
         4.6         Restricted Securities...................................... 21
         4.7         Accredited Investor Status ................................ 21
         4.8         Litigation ................................................ 21
         4.9         Broker's, Finder's or Similar Fees......................... 21

ARTICLE 5

         CONDITIONS TO THE OBLIGATION
          OF THE PURCHASERS TO CLOSE............................................ 21
         5.1         Representations and Warranties ............................ 22
         5.2         Compliance with this Agreement ............................ 22
         5.3         Secretary's Certificate.................................... 22
         5.4         Officer's Certificate...................................... 22
         5.5         Documents.................................................. 22
         5.6         Repurchase of Common Stock ................................ 22
         5.7         Consummation of Merger with Proxima, Inc................... 22
         5.8         Filing of Certificate of Designations...................... 23
         5.9         Purchased Shares .......................................... 23
         5.10        Warrants .................................................. 23
         5.11        Stockholders Agreement .................................... 23
         5.12        Registration Rights Agreement.............................. 23
         5.13        Opinion of Counsel ........................................ 23
         5.14        Approval of Counsel to the Purchasers...................... 23
         5.15        Consents and Approvals .................................... 24
         5.16        No Material Judgment or Order.............................. 24
         5.17        No Litigation ............................................. 24
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ARTICLE 6

         CONDITIONS TO THE OBLIGATION
           OF THE COMPANY TO CLOSE.............................................. 24
         6.1         Representations and Warranties ............................ 24
         6.2         Compliance with this Agreement ............................ 25
         6.3         General Partners' Certificates ............................ 25
         6.4         Payment of Purchase Price.................................. 25
         6.5         Stockholders Agreement .................................... 25
         6.7         Opinion of Counsel ........................................ 25
         6.8         Approval of Counsel to the Company ........................ 25
         6.9         Consents and Approvals .................................... 25
         6.10        No Material Judgment or Order.............................. 26
         6.11        No Litigation ............................................. 26

ARTICLE 7

         INDEMNIFICATION........................................................ 26
         7.1         Indemnification............................................ 26
         7.2         Notification............................................... 27
         7.3         Limitations on Indemnification............................. 28

ARTICLE 8

         AFFIRMATIVE COVENANTS.................................................. 28
         8.1         Preservation of Existence.................................. 28
         8.2         Financial Statements and Other Information ................ 29
         8.3         Reservation of Common Stock and Preferred Stock............ 30
         8.4         Designation of Directors .................................. 30
         8.5         Compliance with Laws ...................................... 30
         8.6         Insurance.................................................. 30
         8.7         Books and Records ......................................... 30

ARTICLE 9

         MISCELLANEOUS.......................................................... 31
         9.1         Survival of Representations and Warranties................. 31
         9.2         Notices.................................................... 31
         9.3         Successors and Assign; Third Party Beneficiaries........... 32
         9.4         Amendment and Waiver....................................... 33
         9.5         Counterparts............................................... 33
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         9.6         Headings................................................... 33
         9.7         GOVERNING LAW.............................................. 33
         9.8         Severability............................................... 33
         9.9         Rules of Construction...................................... 34
         9.10        Entire Agreement........................................... 34
         9.11        Fees....................................................... 34
         9.12        Publicity.................................................. 34
         9.13        Further Assurances......................................... 34
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                                       iv
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EXHIBITS

A-1          Certificate of Incorporation
A-2          By-laws
B            Form of Warrant
C            Form of Certificate of Designations
D            Form of Stockholders Agreement
E            Form of Registration Rights Agreement
F            Form of Nicholas & Jones Opinion
G            Form of Paul, Weiss Opinion


SCHEDULES

2            Purchased Shares, Warrants and Purchase Price
3.1(c)       Jurisdictions in which Company Leases or Owns Properties
3.3          Governmental Authorizations; Third Party Consents
3.5          Litigation
3.7          List of Stockholders and Capital Stock and Common Stock Equivalents
                  owned by such Stockholders; Options, Warrants, Conversion Privileges, Subscription or Purchase Rights or Other Rights.
3.8          Defaults or Breaches of Contractual Obligations; Contractual
                  Obligations
3.12         Taxes
3.13         Transactions Outside the Ordinary Course of Business
3.15         Subsidiaries
3.17         Labor Relations
3.18         Employee Benefit Plans
3.19         Title to Assets of the Company
3.20         Liabilities
3.21(a)(ii)  Trademarks, Service Marks, Trade Names and Registered Copyrights
                  Owned by the Company and Applications therefor
3.21(a)(iii) Intellectual Property Licenses under which the Company is a
                  Licensor or Licensee
3.21(a)(iv)  Infringements of the Company
3.21(a)(v)   Intellectual Property Litigation
3.21(b)      Infringement or Violations of Intellectual Property Rights
3.21(d)      License Agreements which require a Material Royalty Payment
3.22         Potential Conflicts of Interest
3.23         Trade Relations
3.24         Outstanding Borrowing
3.25         Insurance


The Exhibits and Schedules to this Preferred Stock and Warrant Purchase Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


         AGREEMENT, dated August 30, 1996 (this "Agreement"), among Proxicom, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 34, L.P., a Delaware limited partnership ("GAP LP"), and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment" and, together with GAP LP, the "Purchasers")

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP LP (i) for an aggregate purchase price of $4,541,890.56, an aggregate of 1,389,218 shares, par value $.0l per share, of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") and (ii) for an aggregate purchase price of $852.30, a warrant (the "GAP LP Warrant") to purchase, subject to the terms and conditions thereof, an aggregate of 861,834 shares of Preferred Stock for an aggregate exercise price of $7.91 per share (subject to adjustment), containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit B, and (b) GAP Coinvestment (i) for an aggregate purchase price of $787,108.07, an aggregate of 240,751 shares of Preferred Stock and (ii) for an aggregate purchase price of $147.70, a warrant (the "GAPCO Warrant" and, together with the GAP LP Warrant, the "Warrants") to purchase, subject to the terms and conditions thereof, an aggregate of 149,544 shares of Preferred Stock for an aggregate exercise price of $7.91 per share (subject to adjustment), containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit B; and

         WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share, par value $.01 per share, of Common Stock of the Company (the "Common Stock").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" shall mean, with respect to any Person, any other Person who controls, is controlled by or is under common control with such Person. In addition, the following shall be deemed to be Affiliates of GAP LP: (a) GAP LLC, the members of GAP LLC and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members of GAP LLC. In addition, GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "By-laws" means the by-laws of the Company as in effect as of the Closing Date substantially in the form attached hereto as Exhibit A-1.

         "Capital Lease Obligations" of any Person shall mean, as of the date of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

         "Certificate of Designations" means the Certificate of Designations with respect to the Preferred Stock adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit C.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as the same may have been amended and as in effect as of the Closing Date substantially in the form attached hereto as Exhibit A-2.

         "Claims" has the meaning set forth in Section 3.5 of this Agreement.

         "Closing" has the meaning set forth in Section 2.5 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.5 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means Common Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock.

         "Company" has the meaning assigned to such term in the recital to this Agreement.

         "Condition of the Company" means the assets, business, properties, operations or financial condition of the Company, taken as a whole.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "Copyrights" means any foreign or United States-copyright registrations and applications for registration thereof, and any non-registered copyrights.

         "Defined Benefit Plan" means a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or nonqualified (whether or not subject to ERISA or the Code).

         "Environmental Laws" means federal, state, local and foreign laws, principles of common law, civil law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person that is treated as a single employer with the Company under Section 4 14(b), (c), (m) or (o) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Financial Statements" has the meaning set forth in Section 3.12.

         "GAAP" means generally accepted accounting principles in effect from time to time.

         "GAP Coinvestment" has the meaning assigned to such term in the recital to this Agreement.

         "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP, and any successor to such entity.

         "GAP LP" has the meaning assigned to such term in the recital to this Agreement.

         "GAP LP Warrant" has the meaning assigned to such term in the recital to this Agreement.

         "GAPCO Warrant" has the meaning assigned to such term in the recital to this Agreement.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

         "Internet Access" means any internet domain names and other computer user identifiers and any rights in and to sites on the Worldwide Web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

         "Liabilities" has the meaning set forth in Section 3.20 of this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

         "Mask Works" means any mask works and registrations and applications for registrations thereof.

         "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Purchased Stock" has the meaning assigned to such term in the recital to this Agreement.

         "Preferred Stock" has the meaning set forth in Section 2.1 of this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit E.

         "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Software" means any computer software programs, source code, object code and manuals and other written material with respect thereto.

         "Securities" means the Purchased Shares, the shares of Common Stock issuable upon conversion of the Purchased Shares, the Warrants and the Warrant Shares.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Stockholders Agreement" means the Stockholders Agreement substantially in the form attached hereto as Exhibit D.

         "Subsidiaries" means, as to any Person, a corporation, partnership, limited liability company or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

         "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

         "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

         "Transaction Documents" means collectively, this Agreement, the Warrant, the Certificate of Designations, the Stockholders Agreement and the Registration Rights Agreement.

         "Warrant Shares" has the meaning set forth in Section 2.2 of this Agreement.

         "Warrants" has the meaning assigned to such term in the recital to this Agreement.

         1.2 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                                    ARTICLE 2

                PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

         2.1 Purchase and Sale of Preferred Stock. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2 hereto (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

         2.2 Purchase and Sale of Warrants. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, the Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on hereto, for the aggregate purchase price set forth opposite such Purchaser's name on
Schedule 2 hereto (all of the shares of Preferred Stock and, assuming that the Warrants are exercisable for shares of Common Stock in accordance with the terms thereof, Common Stock issuable upon exercise of the Warrants being purchased pursuant hereto being referred to herein as the "Warrant Shares").

         2.3 Certificate of Designations. The Purchased Shares shall have the preferences and rights set forth in the Certificate of Designations.

         2.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares to (a) fund the purchase from Raul Fernandez of an aggregate of 100,917 shares of Common Stock for an aggregate purchase price of $329,998.59 and (b) provide for ongoing working capital and capital spending needs of the Company.

         2.5 Closing. The closing of the sale and purchase of the Purchased Shares and the Warrants (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the date hereof, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to the Purchasers (a) stock certificates representing the Purchased Shares and (b) the Warrants, against delivery by the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers as follows:

         3.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of the Commonwealth of Virginia; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company is required to qualify as a foreign corporation therein, and the Company does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. Except as set forth on
Schedule 3.1(c), the Company does not own, lease or operate property in any jurisdiction other than its jurisdiction of incorporation and the jurisdiction referred to in clause (c) above.

         3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Securities, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company. The Company has not previously entered into any Contractual Obligation which is currently in effect or by which the Company is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in this Agreement and each of the other Transaction Documents.

         3.3 Governmental Authorization; Third Party Consents. Except as set forth in Schedule 3.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Securities) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

         3.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, have a material adverse effect on (a) the Condition of the Company or (b) the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         3.6 Compliance with Laws.

             (a) The Company is in compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all respects, except to the extent that the failure to comply with such Requirements of Law or Orders would not have a material adverse effect on the Condition of the Company.

             (b) (i) The Company has all licenses, permits, orders and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company, except to the extent that the failure to have such Permits would not have a material adverse effect on the Condition of the Company; (ii) such Permits are in full force and effect; and
(iii) no violations are or have been recorded in respect of any Permit.

             (c) No material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

             (d) The property, assets and operations owned or leased by the Company are in compliance in all material respects with all applicable Environmental Laws, while so owned or leased.

         3.7 Capitalization. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (a) 20,000,000 shares of Common Stock, of which 8,899,084 shares shall be issued and outstanding to Raul Fernandez and (b) 5,000,000 shares of Preferred Stock, of which 1,629,969 shares shall be outstanding and issued to the Purchasers. Schedule 3.7 sets forth a true and complete list of (i) the stockholders of the Company and, opposite the name of each stockholder, the amount of all outstanding capital stock and Common Stock Equivalents owned by such stockholder and (ii) the holders of Common Stock Equivalents (other than the stockholders set forth in clause (i) above) and, opposite the name of each such holder, the amount of all outstanding Common Stock Equivalents owned by such holder. The Company has reserved an aggregate of 1,629,969 shares of Common Stock for issuance upon conversion of the Purchased Shares, an aggregate of 1,011,378 shares of Preferred Stock for issuance upon exercise of the Warrants and, assuming that the Warrants are exercisable for shares of Common Stock in accordance with the terms thereof, 1,011,378 shares of Common Stock for issuance upon exercise of the Warrants. Except as set forth on
Schedule 3.7 and except for the Warrants, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (x) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (y) any Common Stock Equivalents or (z) other securities of the Company. The Purchased Shares and the Warrants are duly authorized, and, assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 4.6 and 4.7, when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws. The shares of Common Stock issuable upon conversion of the Purchased Shares and the Warrant Shares are duly authorized and, when issued in compliance with the provisions of the Certificate of Incorporation, the Certificate of Designations (in the case of the shares of Common Stock issuable upon conversion of the Purchased Shares) and the Warrants (in the case of the Warrant Shares), will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal securities laws.

         3.8 No Default or Breach; Contractual Obligations. Except as set forth in Schedule 3.8, the Company has not received notice of, and is not in default under, or with respect to, any Contractual Obligation in any respect, which, individually or together with all such defaults, could have a material adverse effect on (i) the Condition of the Company or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.
Schedule 3.8 lists all of the Contractual Obligations to which the Company is a party, whether written or oral, other than this Agreement, which involve an amount in excess of $100,000 or which are otherwise material to the Condition of the Company. All of such Contractual Obligations are valid, in full force and effect and binding upon the Company and, to the knowledge of the Company, the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default under any of them. To the knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as separately identified on Schedule 3.8, the Company is not a party to or bound by any Contractual Obligation that individually or in the aggregate adversely affects the Condition of the Company.

         3.9 Title to Properties. The Company has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it, except for such defects in title as would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

         3.10 FIRPTA. The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

         3.11 Financial Statements. The Company has delivered to the Purchasers its audited financial statements (balance sheet and statements of operations, cash flows and stockholders' equity, together with the notes thereto) for the fiscal years ended and as at December 31, 1995 and December 31, 1994 (the "Audited Financial Statements"), and its unaudited financial statements (balance sheet and statement of operations) for the six months ended and as at June 30, 1996 (the "Unaudited Financial Statements"; the Audited Financial Statements and Unaudited Financial Statements being collectively referred to as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes or typical year-end adjustments. The Financial Statements fairly present the financial position, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments.

         3.12 Taxes. (i) The Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, and shall timely pay any Taxes including additions, interest and penalties, required to be paid by it on, before or after the date hereof; (ii) the Company has timely filed returns for Taxes that it is required to file on and through the date hereof, and shall timely file all returns for Taxes that it is required to file after the date hereof; (iii) with respect to all Tax returns of the Company, (x) except as set forth in Schedule 3.12, to the knowledge of the Company, there is no unassessed tax deficiency proposed or threatened against the Company and (y) except as set forth in Schedule 3.12, no audit is in progress and no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (iv) except as set forth in
Schedule 3.12, the Company has not agreed to or is required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting methods or otherwise; and (v) all provisions for income and other
Tax liabilities of the Company with respect to the Audited Financial Statements and the Unaudited Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on December 31, 1995 and June 30, 1996 have been adequately provided for on the Audited Financial Statements and the Unaudited Financial Statements, respectively. Schedule 3.12 sets forth the status of federal income tax audits and state, local and foreign tax audits of the Tax returns of the Company for each taxable year for which the statute of limitations has not expired.

         3.13 No Material Adverse Change; Ordinary Course of Business. Since December 31, 1995, there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the Company. Except as set forth on Schedule 3.13, since June 30, 1996, the Company has not participated in any transaction or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders, except out of the earnings of the Company.

         3.14 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.15 Subsidiaries. The Company has no Subsidiaries. Except as set forth in Schedule 3.15, the Company does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other Person.

         3.16 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares or the Warrants. No registration of the Securities, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Securities. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Securities or any other security of the Company so as to require the registration of the Securities pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Securities or other security is so registered.

         3.17 Labor Relations. (a) The Company is not engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company; (c) except as set forth on Schedule 3.17, the Company is not a party to any collective bargaining agreement or contract; (d) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company; and (e) to the knowledge of the Company, no union organizing activities are taking place.

         3.18 Employee Benefit Plans. The Company has no actual or contingent, direct or indirect, liability in respect of any employee benefit plan or arrangement, including any plan subject to ERISA, other than to make contributions under or pay benefits pursuant to the plans listed on Schedule
3.18 (collectively, the "Plans"). All of the Plans are in compliance with all applicable Requirements of Law except to the extent that noncompliance with such Requirements of Law would not have a material adverse effect on the Condition of the Company. No Plan (a) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (b) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code). The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Securities and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         3.19 Title to Assets. Except as set forth on Schedule 3.19, the Company owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for (a) Liens specifically described on the notes to the Financial Statements and (b) Liens on Assets not material to the Condition of the Company.

         3.20 Liabilities. As at June 30, 1996, except as set forth on Schedule 3.20, the Company has no obligation or liability ("Liabilities") other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statements, (ii) Liabilities not required by GAAP to be set forth on the Financial Statements and (iii) Liabilities incurred since June 30, 1996 in the ordinary course of business. The Company has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company except in the ordinary course of business or as otherwise set forth on Schedule 3.20.

         3.21 Intellectual Property.

              (a)(i) The Company is the exclusive owner of or has the license or right to use, sell, license or dispose of all of the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Mask Works, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted, free and clear of all Liens.

              (a)(ii) Schedule 3.21(a)(ii) sets forth all of the Intellectual Property owned by, and applications for any of the above filed by, the Company. None of the Intellectual Property listed on Schedule 3.21(a)(ii) is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

              (a)(iii) Schedule 3.21(a)(iii) sets forth all Intellectual Property licenses, sublicenses and other agreements under which the Company is either a licensor or licensee of any Intellectual Property, except such licenses, sublicenses and other agreements relating to software used solely on the computers of the Company. The Company has substantially performed all obligations imposed upon it thereunder, and the Company is not, nor to the knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed on Schedule 3.21(a)(iii) are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

              (a)(iv) To the knowledge of the Company, other than as set forth on Schedule 3.21(a)(iv), none of the Intellectual Property currently sold or licensed by the Company to any Person or used by or licensed to the Company infringes upon or otherwise violates any Intellectual Property rights of others.

              (a)(v) Except as set forth on Schedule 3.21(a)(v), no litigation is pending and no Claim has been made against the Company or, to the knowledge of the Company, is threatened, contesting the right of the Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company.

              (b) Except as set forth on Schedule 3.21(b), to the knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

              (c) No former employer of any employee of the Company, and no current or former client of any consultant of the Company, has made a claim against the Company that such employee or such consultant is utilizing proprietary information of such former employer or client.

              (d) Except as set forth on Schedule 3.21(d), the Company is not a party to or bound by any license or other agreement requiring the payment of any material royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company.

              (e) To the knowledge of the Company, no employee of the Company is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company.

              (f) To the knowledge of the Company, none of the designs, plans, trade secrets, inventions, processes, procedures, research records, manufacturing know-how and formulae, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any

Person other than employees, representatives and agents of the Company, except as required pursuant to the filing of a patent application by the Company, or when disclosure to a Person is necessary pursuant to confidentiality agreements entered into by the Company.

         3.22 Potential Conflicts of Interest. Except as set forth on Schedule 3.22, no officer, director or stockholder of the Company, no spouse of any such officer, director or stockholder and, to the knowledge of the Company, no relative of such spouse or of any such officer, director or stockholder and no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company has used, or that the Company will use, in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

         3.23 Trade Relations. Except as set forth on Schedule 3.23, there exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, or the business of the Company, with any customer or distributor or any group of customers or distributors whose purchases are individually or in the aggregate material to the Condition of the Company, or with any material supplier of the Company, and, to the knowledge of the Company, there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of the Company or prevent the Company from conducting such business relationships or such business with any such customer, such group of customers or distributors or such material supplier in the same manner as heretofore conducted by the Company.

         3.24 Outstanding Borrowing. Schedule 3.24 sets forth (a) the amount of all Indebtedness of the Company as of the Closing Date, (b) the Liens that relate to such Indebtedness and that encumber the Assets and (c) the name of each lender thereof.

         3.25 Insurance. The Company maintains insurance with insurance companies or associations in such amounts and covering such risks as are usually and customarily carried by Persons engaged in the business conducted by the Company. Except as set forth on Schedule 3.25, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

         3.26 Environmental Matters. The Company is and has been in compliance with all applicable Environmental Laws, except to the extent that the failure to comply with such Environmental Laws would not have a material adverse effect on the Condition of the Company. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company pursuant to Environmental Laws which would reasonably be expected to result in a fine, penalty or other obligation, cost or expense that would have a material adverse affect on the Condition of the Company; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws that would have a material adverse affect on the Condition of the Company.

         3.27 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

         3.28 Disclosure.

              (a) Agreement and Other Documents. This Agreement and the documents and certificates furnished to the Purchasers by the Company, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

              (b) Material Adverse Effects. There is no fact known to the Company, which the Company has not disclosed to the Purchasers in writing, which materially adversely affects the Condition of the Company or the ability of the Company to perform its obligations under this Agreement, any of the other Transaction Documents or any document contemplated hereby or thereby.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company as follows:

         4.1 Existence and Power. Such Purchaser (a) is a partnership duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares and the Warrants, (a) have been duly authorized by all partnership necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser.

         4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person with respect to any Requirement of Law, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares and the Warrants) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party or the transactions contemplated hereby and thereby.

         4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 Purchase for Own Account. The Purchased Shares and the Warrants to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or Warrants or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares, shares of Common Stock issuable upon conversion of its Purchased Shares and Warrant Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED AUGUST 30, 1996, AMONG PROXICOM, INC., GENERAL ATLANTIC PARTNERS 34, L.P., GAP COINVESTMENT PARTNERS, L.P. AND RAUL FERNANDEZ, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

         4.6 Restricted Securities. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein. Such Purchaser represents that it is experienced in evaluating recently organized companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Such Purchaser further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense).

         4.7 Accredited Investor Status. Such Purchaser is an "accredited investor" as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

         4.8 Litigation. There are no Claims pending or, to the knowledge of such Purchaser, threatened, at law, in equity, in arbitration or before any Governmental Authority against any Purchaser which would, if adversely determined, have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or any of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against such Purchaser purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         4.9 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchasers, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers or any action taken by the Purchasers.


                                    ARTICLE 5

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

         The obligation of the Purchasers to purchase the Purchased Shares and the Warrants, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

         5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

         5.3 Secretary's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

         5.4 Officer's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Chief Executive Officer and Treasurer of the Company, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct in all material respects at and on the Closing Date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

         5.5 Documents. The Purchasers shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the sale of the Purchased Shares, the Warrants and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

         5.6 Repurchase of Common Stock. Simultaneously with the Closing, the Company shall have purchased from Raul Fernandez an aggregate of 100,917 shares of Common Stock for an aggregate purchase price of $329,998.59.

         5.7 Consummation of Merger with Proxima, Inc.. (a) The merger agreement (the "Proxima Merger Agreement") between Proxima, Inc., a Maryland corporation ("Proxima"), and the Company shall have been duly executed and delivered by each of Proxima and the Company, (b) the Proxima Merger Agreement and the transactions contemplated thereby shall have been approved and adopted at a meeting of the stockholders of Proxima, or in a written consent executed in lieu of such meeting, in accordance the Articles of Incorporation, as amended, of Proxima and the Business Corporation Law of the State of Maryland, (c) the Proxima Merger Agreement and the transactions contemplated thereby shall have been approved and adopted at a meeting of the stockholders of the Company, or in a written consent executed in lieu of such meeting, in accordance with the Certificate of Incorporation and the General Corporation Law of the State of Delaware and (d) the merger of Proxima with and into the Company in accordance with the Proxima Merger Agreement shall have been consummated.

         5.8 Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

         5.9 Purchased Shares. The Company shall have delivered to the Purchasers certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2 hereto, registered in the name of such Purchaser.

         5.10 Warrants. The Company shall have duly executed and delivered to GAP LP the GAP LP Warrant and to GAP Coinvestment the GAPCO Warrant, each substantially in the form attached hereto as Exhibit B, and registered in the name of GAP LP and GAP Coinvestment, respectively.

         5.11 Stockholders Agreement. The Company shall have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit D.

         5.12 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

         5.13 Opinion of Counsel. The Purchasers shall have received an opinion of Nicholas & Jones, corporate counsel to the Company, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit F.

         5.14 Approval of Counsel to the Purchasers. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, in their reasonable judgment as to their form and substance.

         5.15 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.

         5.16 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Purchasers, would prohibit the purchase of the Purchased Shares or the Warrants or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares or the Warrants were to be purchased hereunder.

         5.17 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.


                                    ARTICLE 6

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

         The obligation of the Company to issue and sell the Purchased Shares and the Warrants and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing
Date:

         6.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Article 4 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

         6.2 Compliance with this Agreement. The Purchasers shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

         6.3 General Partners' Certificates. The Company shall have received a certificate from the general partner of each of GAP LP and GAP Coinvestment, in form and substance satisfactory to the Company, dated the Closing Date and signed by such general partner(s), certifying that (a) the representations and warranties of GAP LP or GAP Coinvestment, as the case may be, contained in
Article 4 hereof are true and correct in all material respects at and on Closing Date and (b) GAP LP or GAP Coinvestment, as the case may be, has performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by GAP LP or GAP Coinvestment, as the case may be, on or before the Closing Date.

         6.4 Payment of Purchase Price. The Company shall have received the aggregate purchase price for the Purchased Shares.

         6.5 Stockholders Agreement. The Purchasers shall have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit D.

         6.6 Registration Rights Agreement. The Purchasers shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

         6.7 Opinion of Counsel. The Company shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit G.

         6.8 Approval of Counsel to the Company. All actions and proceedings hereunder and all documents required to be delivered by the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Hogan & Hartson, counsel to the Company, in their reasonable judgment as to their form and substance.

         6.9 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

         6.10 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Company, would prohibit the sale of the Purchased Shares or the Warrants or subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares or the Warrants were to be sold hereunder.

         6.11 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Purchasers which would, if adversely determined, have a material adverse effect on the ability of the Purchasers to perform their obligations under this Agreement or any of the other Transaction Documents to which they are a party.


                                    ARTICLE 7

                               INDEMNIFICATION

         7.1 Indemnification. Except as otherwise provided in this Article 7, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the Purchasers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim brought by the Purchasers or another Person), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents; provided, however, that the Indemnifying Party shall not be liable under this Section 7.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted or arose from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the other Transaction Documents; and provided further, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) (a) after the final resolution or disposition of the particular action, investigation, claim or other proceeding and (b) if such Indemnified Party prevails with respect thereto.

         7.2 Notification. Each Indemnified Party under this Article 7 shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this
Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or
(b) under this Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party or otherwise (x) after the final resolution or disposition of such action, claim or proceeding and (y) if the Indemnified Parties prevail with respect thereto. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 7 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

         7.3 Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Article 7, the Indemnifying Party shall have no obligation to pay any amounts for indemnification pursuant to Section 7.1 to the extent that the aggregate of such amounts for indemnification do not exceed $250,000 (the "Basket Amount"), whereupon the Indemnifying Party shall be obligated to pay in full all of such amounts for indemnification, including the Basket Amount.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers as follows:

         8.1 Preservation of Existence. So long as the Purchasers and/or any Affiliate thereof own shares of Common Stock and/or shares of Preferred Stock or other securities of the Company convertible into or exchangeable for shares of voting capital stock of the Company that represent (after giving effect to any adjustments) at least 5% of the total number of shares of Common Stock outstanding on an as-converted basis, the Company shall:

             (a) use its reasonable efforts to preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

             (b) use its reasonable efforts to preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, estimates, licenses and franchises necessary in the normal conduct of its business;

             (c) use its reasonable efforts to preserve its business organization;

             (d) conduct its business in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted) so that the efficiency of its business operations shall be fully maintained and preserved; and

             (e) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority and that, if not timely filed, would have a material adverse effect on the Condition of the Company.

         8.2 Financial Statements and Other Information. The Company shall deliver to each Purchaser, in form and substance satisfactory to such Purchaser:

             (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

             (b) commencing with the fiscal period ending on September 30, 1996, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

             (c) as promptly as practicable, but not later than five (5) days after the end of each fiscal year of the Company, a certificate signed by the Chief Executive Officer of the Company in customary form certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code.

         8.3 Reservation of Common Stock and Preferred Stock. The Company shall at all times (a) reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, and (b) reserve and keep available out of its authorized shares of Preferred Stock and, assuming that the Warrants are exercisable for shares of Common Stock in accordance with the terms thereof, Common Stock, solely for the purpose of issue or delivery upon exercise of the Warrants, as provided in the Certificate of Incorporation, the Certificate of Designations (in the case of the shares of Common Stock issuable upon conversion of the Purchased Shares) and the Warrants (in the case of the Warrant Shares), the maximum number of shares of Common Stock and Preferred Stock that may be issuable or deliverable upon such conversion or exercise, as the case may be. Such shares of Common Stock and Preferred Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation, the Certificate of Designations (in the case of the shares of Common Stock issuable upon conversion of the Purchased Shares) and the Warrants (in the case of the Warrant Shares), as the case may be, against payment therefor, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock and Preferred Stock in accordance with the terms of the Certificate of Incorporation and the Certificate of Designations or the Warrants, as the case may be, and otherwise comply with the terms hereof and thereof.

         8.4 Designation of Directors. Within ninety (90) days of the Closing Date, the Company shall identify and obtain the commitment of two individuals to serve on the Board of Directors, who shall (a) not be Affiliates of or Affiliated with the Company or Raul Fernandez, (b) be reasonably acceptable to the Purchasers and (c) be designated to serve on the Board of Directors in accordance with Section 6.3(d) of the Stockholders Agreement.

         8.5 Compliance with Laws. The Company shall comply in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property.

         8.6 Insurance. The Company shall maintain key-man insurance with respect to Raul Fernandez in an aggregate amount of not less than $500,000.

         8.7 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.


                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the receipt by the Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 1997 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 3.1, 3.2, 3.4, 3.7, 4.1, 4.2, 4.4, 4.6 and
4.7, which representations and warranties shall survive until the second anniversary of the Closing Date and (b) Section 3.12, which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (y) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.12 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

         9.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

             (a)     if to the Company:

                     Proxicom, Inc.
                     1749 Old Meadow Road
                     McLean, Virginia 22102-4310
                     Telecopy:  (703) 506-4797
                     Attention: Christopher Capuano, Esq.,
                                 General Counsel
                     with a copy to:

                     Nicholas & Jones
                     440 Louisiana
                     625 Lyric Office Center
                     Houston, Texas 77002
                     Telecopy:  (713) 224-8525
                     Attention: Nelson M. Jones III, Esq.

                     and

                     Hogan & Hartson
                     555 13th Street, N.W.
                     Washington, D.C. 20004-1109
                     Telecopy:  (202) 637-5910
                     Attention: Jacquelyn E. Grillon, Esq.

             (b)     if to GAP LP or GAP Coinvestment:

                     c/o General Atlantic Service Corporation
                     3 Pickwick Plaza
                     Greenwich, Connecticut 06830
                     Telecopy:  (203) 622-8818
                     Attention: Mr. Stephen P. Reynolds

                     with a copy to:

                     Paul, Weiss, Rifkind, Wharton & Garrison
                     1285 Avenue of the Americas
                     New York, New York 10019-6064
                     Telecopy:  (212) 757-3990
                     Attention: Matthew Nimetz, Esq.

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         9.3 Successors and Assigns: Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of its rights under any of the Transaction Documents to any of its Affiliates. The Company may not assign any of their rights under this Agreement without the written consent of the Purchasers. Except as provided in
Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         9.4 Amendment and Waiver.

             (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

             (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         9.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         9.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         9.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         9.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         9.11 Fees. The Purchasers shall bear all of their fees, disbursements and other charges of counsel incurred in connection with this Agreement and the transactions contemplated hereby.

         9.12 Publicity. Except as may be required by applicable Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any Purchaser from disclosing information (a) that is already publicly available;
(b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with such Purchaser's investment in the Company. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         9.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                              PROXICOM, INC.

                              By:  /s/ RAUL FERNANDEZ
                                 -----------------------------
                                 Name: Raul Fernandez
                                 Title: President and Chief Executive Officer



                              GENERAL ATLANTIC PARTNERS 34, L.P.

                              By: GENERAL ATLANTIC PARTNERS, LLC,
                                    its General Partner


                                  By: /s/ DAVID C. HODGSON
                                     --------------------------
                                     Name: David C. Hodgson
                                     Title: A Managing Member


                              GAP COINVESTMENT PARTNERS, L.P.


                              By:  /s/ DAVID C. HODGSON
                                 -----------------------------
                                 Name: David C. Hodgson
                                 Title: A General Partner